Exhibit 10.28
    EXECUTIVE TRANSITION AND SEPARATION AGREEMENT

    This Executive Transition and Separation Agreement (the “Agreement”) by and between Neill Reynolds (“Executive”) and Wolfspeed, Inc., a Delaware corporation (the “Company”), is made effective as of the Effective Date set forth in Section 6(d)(iv), with reference to the following facts:
A.Executive is employed by the Company as Executive Vice President and Chief Financial Officer.
B.Executive is a participant in the Wolfspeed Severance Plan – Senior Leadership Team pursuant to a participation agreement entered into with the Company (the “Severance Plan”).
C.Executive has tendered his resignation to the Company.
D.Notwithstanding such resignation, Executive has agreed to remain employed by the Company as Executive Vice President and Chief Financial Officer through the Termination Date (as defined below).
E.Executive and the Company now desire to set forth the terms and conditions of Executive’s continued employment with the Company and future separation from the Company in order to end their employment relationship amicably.
    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Separation. Executive and the Company acknowledge and agree that Executive’s status as an employee of the Company shall continue for a specified term, which shall end effective as of the earliest of (a) May 31, 2025 (the “Planned Termination Date”), (b) the date the Company terminates Executive’s employment for Cause (as defined in the Severance Plan) or (c) the date Executive voluntarily resigns Executive’s employment for any reason (the earliest such date, the “Termination Date”). Executive acknowledges and agrees that Executive’s status as an officer of the Company, and as a director and/or officer of each of its subsidiaries, shall end effective as of the Termination Date. Executive hereby agrees to execute such further document(s) as shall be determined by the Company as necessary or desirable to give effect to the termination of Executive’s status as an officer of the Company and as a director and/or officer of each of its subsidiaries as of the Termination Date, provided that such documents shall not be inconsistent with any of the terms of this Agreement.
2.Continued Employment.
(a)Employment Period; Duties. During the period (the “Employment Period”) commencing on the date of this Agreement and ending on the Termination Date, Executive shall remain employed by the Company as Executive Vice President and Chief Financial Officer reporting to the Chief Executive Officer of the Company. During the Employment Period, Executive shall continue Executive’s duties and responsibilities to the Company as in effect on the date of this Agreement, including, without limitation, continue to work with management to strengthen the balance sheet of the Company.
(b)Salary and Benefits Continuation. During the Employment Period, Executive will continue to be paid base salary at the rate in effect on the date of this Agreement in accordance with the Company’s regular payroll procedures, be eligible for all employee benefit plans available to senior executives of the Company. Executive shall not be eligible for any bonus during the Employment Period. All payments made to Executive during the Employment Period will be subject to required withholding taxes and authorized deductions.
(c)Protection of Information. Executive reaffirms Executive’s commitment to remain in compliance with the Employee Agreement Regarding Confidential Information, Intellectual Property, and Non-Competition Executive entered into with the Company (the “Confidential Information Agreement”), including, without limitation, the restrictive covenants set forth in Section 4 thereof. Executive agrees that in the event Executive breaches the Confidential Information Agreement, Executive shall not be entitled to the payments and benefits set forth in Section 4 of this Agreement and, in the event of any such breach, hereby agrees to repay to the Company all amounts paid to Executive under Section 4 and acknowledges that no further payments will be made thereafter.
3.Final Paycheck. As soon as administratively practicable on or after the Termination Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation earned through the Termination Date, subject to standard payroll deductions and withholdings. The Company will also reimburse Executive for all outstanding expenses incurred prior to the Termination Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Executive is entitled to these payments regardless of whether Executive executes this Agreement.
4.Separation Payments and Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to (i) this Agreement becoming effective, (ii) the Termination Date occurring as of the Planned Termination Date, (iii) Executive’s delivery to the Company of a copy of the General Release of Claims attached hereto as Exhibit A (the “Release of Claims”) that is signed by Executive on or after the Termination Date, and (iv) Executive not being in breach of the Confidential Information Agreement, to provide Executive the severance benefits set forth below. Specifically, the Company and Executive agree as follows:
(a)Separation Payment. The Company shall pay to Executive an amount, less required withholding taxes, equal to the sum of:
(1) $600,000, which represents 12 months of Executive’s base salary at the rate in effect as of the Closing Date,

(2) $600,000, which constitutes Executive’s annual target bonus opportunity, (collectively, the “Separation Payment”), with the Separation Payment to be paid in a single cash lump sum on, or as soon as administratively practicable after, the Release of Claims becomes effective and irrevocable; (3) which is an estimate of 12 months of COBRA premiums based on the health coverage in effect for Executive and Executive’s dependents as in effect immediately prior to the Termination Date;

(3) The Company shall pay directly to the Company’s Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") provider 12 months of the employer portion of COBRA continuation expenses as soon as administratively possible, after Executive’s election of COBRA continuation coverage and provided Wolfspeed has received a signed copy of this Agreement, whichever is later. All COBRA contribution obligations shall cease on the earlier of the date Executive terminates COBRA continuation coverage, fails to pay the employee portion of the coverage costs, becomes eligible for new group healthcare coverage or exhausts the maximum COBRA contribution period set forth above.  Executive acknowledges these payments will be made only if Executive properly and timely elects to continue health coverage under Wolfspeed’s Health Benefits Plan in accordance with the continuation requirements of COBRA, following the Effective Termination Date.  After the expiration of the specified period, Executive shall be entitled to choose to continue such COBRA coverage for the remainder of the COBRA period, at Executive’s own expense.  Nothing in this Agreement shall constitute a guarantee of COBRA continuation coverage or benefits.  Executive shall be solely responsible for all obligations in electing COBRA continuation coverage and taking all steps necessary to qualify for and maintain such coverage; and

(4) Continued Vesting for Certain Options, PSUs, or RSUs. Executive shall have certain rights to continued vesting, as set forth below, for certain unvested performance stock units (“PSUs”), restricted stock units ("RSUs") or options to purchase Company stock ("Options") granted under the 2013 and 2023 Plans, conditioned upon: (a) Executive's fulfillment of Executive's obligations and (b) Executive's continued compliance with all other terms of this Agreement through each applicable vesting date:

Any PSUs, RSUs or unvested Options that are (a) unvested as of the Separation Date, and (b) that would have vested within the twelve (12) month period beginning on and immediately following the Separation Date (the "Post-Termination Vesting Period") had Executive's employment not terminated on the Separation Date, shall continue to vest and become exercisable (in the case of Options) or settle and pay out (in the case of RSUs) in accordance with the time-based vesting schedule that would have applied had Executive's employment not terminated; or paid out based upon actual performance including proration for time of service (where applicable in the case of PSUs); and

Except as expressly provided in this Section, all Options, PSUs, and RSUs shall remain subject to the terms and conditions of the applicable awards and the 2013 and 2023 Plans. For clarity and the avoidance of doubt, Executive acknowledges and agrees that all unvested Options, PSUs, or RSUs as of the Separation Date scheduled to vest outside of the Post-Termination Vesting Period shall be immediately and irrevocably forfeited as of the Separation Date. As of the Separation Date, Executive will receive no further equity grants. Executive further acknowledges and agrees that the Compensation Committee of the Company's Board of Directors retains the exclusive right to determine the additional vesting, if any, to which Executive is entitled pursuant to this Section in accordance with the terms of the 2013 and 2023 Plans and applicable award agreements thereunder. Executive agrees to execute any document necessary to permit the vesting of shares contemplated in this Section.
(b)
(c)Tax Withholding. Executive acknowledges that the amounts paid and benefits provided to Executive under this Section 4 shall be subject to required withholding taxes.
(d)Sole Separation Benefit. Executive agrees that the payments provided by this Section 4 are not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement and the Release of Claims. Executive acknowledges and agrees that the payments referenced in this Section 4 constitute adequate and valuable consideration, in and of itself, for the promises contained in this Agreement and the Release of Claims.
5.Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidential Information Agreement, the indemnification agreement entered into between Executive and the Company (the “Indemnification Agreement”) and the agreements evidencing Executive’s equity awards (as modified under Section 4(b) hereof) and as explicitly set forth in Section 12 hereof, this Agreement shall supersede the Severance Plan and each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, any offer letter, employment agreement, bonus plan or arrangement, severance and/or change in control agreement, and each such agreement shall be deemed terminated and of no further effect as of the Effective Date.
6.Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 6, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that is the subject of this release and that has occurred as of the date Executive signs this Agreement.
(a)Released Claims. On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or termination by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act, as amended (the “ADEA”); 29 U.S.C. § 701 et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act,

as amended, 29 U.S.C.  § 2101 et seq.; the North Carolina Equal Employment Practices Act, , N.C.G.S. §§ 143-422.1 to 143-422.3; the North Carolina Retaliatory Employment Discrimination Act, N.C.G.S. §§ 95-240 to 95-245; the North Carolina Persons with Disabilities Protection Act, N.C.G.S. §§ 168A-1 to 168A-12; the North Carolina Sickle Cell and Hemoglobin Trait Discrimination Act, N.C.G.S. § 95-28.1; the North Carolina Genetic Testing and Information Discrimination Act, N.C.G.S. § 95-28.1A; the North Carolina Use of Lawful Products Discrimination Act, N.C.G.S. § 95-28.2; the North Carolina AIDS and HIV Status Discrimination Act, N.C.G.S. § 130A-148(i); the North Carolina Jury Service Discrimination Act, N.C.G.S. § 9-32; and the North Carolina Military Service Discrimination Act, N.C.G.S. §§ 127A-201 to 127A-203; Claims for wages under the North Carolina law and any other federal, state or local laws of similar effect; Claims for breach of implied or express contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, slander, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Excluded Claims. Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(iv)Claims to accrued but unpaid base salary or any benefit entitlements vested as the date Executive signs this Agreement, pursuant to written terms of any Company or affiliate employee benefit plan, program, or policy, including to vested equity awards;
(v)Claims for indemnification under the Indemnification Agreement, the Company’s Bylaws or other organizational documents, applicable directors’ and officers’ insurance coverage, or any applicable law;
(vi)Executive’s right to enforce the terms of this Agreement; and
(vii)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.
(c)ADEA/OWBPA Waiver and Acknowledgement. Executive understands that the release set forth in Section 6 includes a release of claims Executive may have under the ADEA against any of the Releasees that may have existed on or prior to the date upon which Executive executes this Agreement. Executive understands that the ADEA is a federal statute that prohibits discrimination on the basis of age. Executive wishes to waive any and all claims under the ADEA that Executive may have against any of the Releasees as of the date upon which Executive executes this Agreement and hereby waives such claims. Executive understands that claims under the ADEA that may arise after the date on which Executive executes this Agreement are not waived. Executive acknowledges that Executive is receiving consideration to which Executive is not already entitled for the waiver of any and all claims under the ADEA. Executive is herein advised to consult with an attorney prior to signing this Agreement.

(d)Acknowledgment. In accordance with the Older Workers Benefit Protection Act of 1990 (the “OWBPA”), Executive has been advised of the following:
(i)Executive should consult with an attorney before signing this Agreement;
(ii)Executive has been given at least twenty-one (21) days after the date on which Executive received a copy of this Agreement to consider this Agreement (the “Review Period”). Any changes to this Agreement, whether material or immaterial, shall not extend the Review Period. If Executive executes this Agreement before the expiration of the Review Period, Executive waives the remainder of the Review Period;
(iii)Executive has seven (7) days after signing this Agreement to revoke it (the “Revocation Period”). If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. EST on the 7th day following Executive’s execution of this Agreement to Senior Vice President, Legal and General Counsel at Melissa.Garrett@wolfspeed.com. Executive understands that if Executive revokes this Agreement, it will be null and void in its entirety, and Executive will not be entitled to any payments or benefits provided in this Agreement; and
(iv)Executive has been advised that this Agreement will not become effective or enforceable until after a timely signed Agreement has been timely delivered to the Company and the Revocation Period has expired with no revocation. If Executive does not revoke acceptance within the Revocation Period, Executive’s acceptance of this Agreement shall become binding and enforceable on the eighth day after Executive timely signs this Agreement (the “Effective Date”).
7.Transition; Company Property; Verification of Employment. Executive and the Company further agree that:
(a)Transition. Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) of the Company.
(b)Return of Company Property. On or within 10 days after the Termination Date, Executive shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which Executive had in Executive’s possession, custody or control as of the Termination Date.
(c)Verification of Employment. Any inquiries regarding Executive’s employment with the Company shall be directed to the Company’s Chief Human Resources Officer who will verify Executive’s period of employment and Executive’s title and reporting relationship as of the Termination Date.
8.Executive Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this

Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
9.No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law.
10.Non-Disparagement.
(a)Non-Disparagement. Executive agrees that Executive shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. The Company agrees that it shall not, and shall instruct its officers and directors to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 10(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency, or any statement otherwise required by law.
(b)Breaches. The Parties agree and acknowledge that: (i) this Section is a material term of this Agreement, the absence of which would have resulted in the Company refusing to enter into this Agreement.
11.Governing Law; Dispute Resolution.
(a)Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of North Carolina, without giving effect to any principles of conflicts of law, whether of the State of North Carolina or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction.
(b)Dispute Resolution. To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, Executive and the Company agree that, except as excluded herein, any and all controversies, claims and disputes arising out of or relating to this Agreement, including any alleged violation of its terms or otherwise arising out of the parties’ relationship, shall be resolved solely and exclusively by final and binding arbitration held in Durham County, North Carolina through JAMS in conformity with North Carolina law and the then-existing JAMS employment arbitration rules, which can be found at https://www.jamsadr.com/rules-employment-arbitration/. The Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. shall govern the interpretation and enforcement of this arbitration clause. All remedies available from a court of competent jurisdiction shall be available in the arbitration; provided, however, in the event of a breach of the Confidential Information Agreement, the Indemnification Agreement, and/or Section 10 the Company may request relief from a court of competent jurisdiction if such relief is not available or not available in a timely fashion through arbitration as determined by the Company. The arbitrator shall: (i)

provide adequate discovery for the resolution of the dispute; and (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall award the prevailing party attorneys’ fees and expert fees, if any. Notwithstanding the foregoing, it is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them under the Confidential Information Agreement, the Indemnification Agreement, and/or Section 10, and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of the Confidential Information Agreement, the Indemnification Agreement, and/or Section 10, none of the parties shall raise the defense, without a good faith basis for raising such defense, that there is an adequate remedy at law. Executive and the Company understand that by agreement to arbitrate any claim, they will not have the right to have any claim decided by a jury or a court but shall instead have any claim decided through arbitration. Executive and the Company waive any constitutional or other right to bring claims covered by this Agreement other than in their individual capacities, except as may be prohibited by applicable law.
12.Miscellaneous. This Agreement, collectively with the Confidential Information Agreement, the Indemnification Agreement and the agreements evidencing Executive’s equity awards, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other plans, arrangements and agreements between Executive and the Company with regard to the subject matter hereof, including, without limitation, the Severance Plan. Executive acknowledges that there are no other agreements, written, oral or implied, and that Executive may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
13.Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.
14.Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the Confidential Information Agreement. For the avoidance of doubt, nothing in this Agreement or the Confidential Information Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; provided, however, that Executive may not disclose information of Group, the Company or any of their affiliates that is protected by the attorney-client privilege, except as otherwise required by law. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Confidential Information Agreement or this Agreement: (i) Executive will not be in breach of the Confidential Information Agreement or this Agreement, and will not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
15.Executive’s Cooperation.  After the Termination Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during Executive’s employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during Executive’s employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment.
(Signature page(s) follow)

    IN WITNESS WHEREOF, the undersigned have caused this Executive Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: 5/19/2025
                        /s/ Neill Reynolds
                        Neill Reynolds

                        WOLFSPEED, INC.
DATED: 5/20/2025

                        By: /s/ Margaret Chadwick
    Name: Margaret Chadwick
    Title: Chief Human Resources Officer

[Signature page to Wolfspeed, Inc. – Executive Transition and Separation Agreement]

EXHIBIT A

GENERAL RELEASE OF CLAIMS

    This General Release of Claims (“Release”) is entered into as of _________________, 2025, between Neill Reynolds (“Executive”) and Wolfspeed, Inc., a Delaware corporation (the “Company” and, together with Executive, the “Parties”), effective as of the date Executive signs this Agreement (the “Effective Date”).

1.Executive’s Release of the Company. Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that has occurred in connection with Executive’s employment or other relationship with the Company and the conclusion of that employment or other relationship that the Company as of the date Executive signs this Release.
(a)On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the North Carolina Equal Employment Practices Act, , N.C.G.S. §§ 143-422.1 to 143-422.3; the North Carolina Retaliatory Employment Discrimination Act, N.C.G.S. §§ 95-240 to 95-245; the North Carolina Persons with Disabilities Protection Act, N.C.G.S. §§ 168A-1 to 168A-12; the North Carolina Sickle Cell and Hemoglobin Trait Discrimination Act, N.C.G.S. § 95-28.1; the North Carolina Genetic Testing and Information Discrimination Act, N.C.G.S. § 95-28.1A; the North Carolina Use of Lawful Products Discrimination Act, N.C.G.S. § 95-28.2; the North Carolina AIDS and HIV Status Discrimination Act, N.C.G.S. § 130A-148(i); the North Carolina Jury Service Discrimination Act, N.C.G.S. § 9-32; and the North Carolina Military Service Discrimination Act, N.C.G.S. §§ 127A-201 to 127A-203; Claims for wages under the North Carolina law and any other federal, state or local laws of similar effect; Claims for breach of implied or express contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

US-DOCS\159867542.2

(b)Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims to enforce Executive’s rights under the Executive Transition and Separation Agreement entered into between the Company and Executive on May [__], 2025 (the “Transition and Separation Agreement”).
(ii)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(iii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iv)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(v)Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company or affiliate employee benefit plan, program or policy;
(vi)Claims for indemnification under any indemnification agreement including the Indemnification Agreement (as defined in the Transition and Separation Agreement), the Company’s Bylaws or any other applicable law; and
(vii)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.
2.Executive Representations. Executive warrants and represents that (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any of its affiliates with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in Section 4 of the Transition and Separation Agreement, (c) Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Release by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon this Release becoming irrevocable following the execution and delivery of this Release by the Company and Executive, this Release will be a valid and binding obligation of Executive, enforceable in accordance with its terms.
3.Maintaining Confidential Information. Executive reaffirms Executive’s obligations under the Confidential Information Agreement (as defined in the Transition and Separation Agreement). Executive acknowledges and agrees that the payments provided in Section 4 of the Transition and Separation Agreement shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidential Information Agreement. Executive agrees that in the event Executive breaches the Confidential Information Agreement, Executive shall repay to the Company all amounts paid to Executive under Section 4 of the Transition and Separation Agreement and acknowledges that no further payments will be made thereafter.
4.Cooperation With the Company. Executive reaffirms Executive’s obligations to cooperate with the Company pursuant to Section 15 of the Transition and Separation Agreement.

US-DOCS\159867542.2

5.Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
6.Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of North Carolina, including all matters of construction, validity and performance, without regard to conflicts of law principles.
7.Integration Clause. This Release and the Transition and Separation Agreement contain the Parties’ entire agreement with regard to the transition and separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and a duly authorized officer of the Company.
8.Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.
9.Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.
(Signature page(s) follow)

US-DOCS\159867542.2

    IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

DATED: _______________, 2025
                        __________________________________
                        Neill Reynolds

DATED: _______________, 2025        WOLFSPEED, INC.

                        By: _______________________________
        [Name]
        [Title]

A-4

US-DOCS\159867542.2